UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on March 18, 2009, AbitibiBowater Inc. (the "Company") received a written notice from the NYSE Regulation, Inc. (the "NYSE") stating that the Company is not in compliance with the NYSE's continuing listing criteria under Section 802.01E of the NYSE Listed Company Manual, because the Company failed to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2008.  The Company was required within five business days of receipt of the letter to contact the NYSE to discuss the status of the annual filing and to issue a press release disclosing the status of the filing, noting the delay, the reason for the delay, and the anticipated filing date, if known.  The Company had the required conversation with the NYSE and issued the required press release on March 25, 2009. The press release also discusses certain consequences of the late Form 10-K filing for holders of exchangeable shares of AbitibiBowater Canada Inc., due to the fact that the Company will be unable to use its previously filed registration statements on Form S-3 for a period of at least 12 months from the date the Form 10-K is filed. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press release issued by the Company on March 25, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: March 25, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on March 25, 2009.

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